Exhibit 10.17











                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT


                                  By and Among


                          GEM GLOBAL YIELD FUND LIMITED

                                       and

                            TURBO INTERNATIONAL LTD.

                               (the "Purchasers")


                                       and


                                   INVU, INC.

                                 (the "Company")



                  --------------------------------------------




                             Dated as of May 1, 2000



                  --------------------------------------------








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                                TABLE OF CONTENTS

                                                                            Page

Article I           Certain Definitions....................................    1
Article II          Purchase of Debentures and Warrants....................    5
Article III         Representations and Warranties.........................    8
Article IV          Other Agreements of the Parties........................   12
Article V           Conditions Precedent to Closing........................   21
Article VI          Termination............................................   23
Article VII         Legal Fees and Default Interest Rate...................   24
Article VIII        Miscellaneous..........................................   24


Exhibit A           Form of Convertible Debenture
Exhibit B           Form of Warrant
Exhibit C           Form of Registration Rights Agreement
Exhibit D           Conversion Procedures
Exhibit E           Form of Escrow Agreement
Exhibit F           Form of Power of Attorney
Exhibit G           Form of Legal Opinion
Exhibit H           Form of Notice of Conversion
Exhibit I           Form of Notice of Exercise
Exhibit J           Form of Termination Warrant

Schedule 1          List of Purchasers
Schedule 3.1(a)     Subsidiaries
Schedule 3.1(c)     Capitalization
Schedule 3.1(e)     Conflicts
Schedule 3.1(f)     Required Consents and Approvals
Schedule 3.1(g)     Litigation
Schedule 3.1(h)     No Default or Violation






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                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT


         THIS AGREEMENT, dated as of May 1, 2000 (this "Agreement"), is by and among INVU, Inc., a Colorado corporation with its executive offices at The Beren, Blisworth Hill Farm, Stoke Road, Blisworth, Northamptonshire (the "Company"), and the purchasers listed on Schedule 1 hereof (each individually, the "Purchaser" and collectively, the "Purchasers").

         WHEREAS, the Company desires to issue and sell to the Purchasers and the Purchasers desire to acquire the Company's 3% Convertible Debentures, due May 2003 (the "Debentures").

         IN CONSIDERATION of the mutual covenants, promises and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

          Section 1.1. Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities by contract or otherwise.

          "Agreement" shall mean this Convertible Debenture Purchase Agreement and the Exhibits and Schedules annexed hereto.

          "Business Day" means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close, between the hours of 9:30 a.m. and 6:00 p.m. New York Time.

          "Closing" shall have the meaning set forth in Section 2.2(b).

          "Closing Date" shall mean the date of Closing, as set forth in Section 2.2(b).


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          "Code" means the Internal  Revenue Code of 1986,  as amended,  and the rules and regulations thereunder as in effect on the date hereof.

          "Commission"   means  the  United  States   Securities   and  Exchange
Commission.

          "Common Stock" means shares now or hereafter authorized of the class of common stock, no par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Company" shall have the meaning set forth in the introductory paragraph.

          "Debentures" means the 3% Convertible Debentures of the Company, due May 2003, which are annexed hereto as Exhibit A and made a part hereof.

          "Debenture Escrow Shares" shall have the meaning set forth in Section 2.2(c).

          "Demand Note" shall mean the demand promissory note issued on even date of this Agreement by the Company payable to GEM in the original principal amount of $100,000.

          "Disclosure Documents" means the disclosure package consisting of the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1999, the Quarterly Report on Form 10- QSB for the quarter ended April 30, 1999, the Quarterly Report on Form 10-QSB for the quarter ended July 31, 1999, the Quarterly Report on Form 10-QSB for the quarter ended October 31, 1999 (each as filed with the Commission), delivered to the Purchasers in connection with the offering by the Company of the Debentures and the Schedules to this Agreement furnished by or on behalf of the Company pursuant to Section 3.1.

          "Effective Date" shall have the meaning set forth in Section 2.2(b).

          "Escrow Agent" means Kaplan, Gottbetter & Levenson, LLP, 630 Third Avenue, 5th Floor, New York, NY 10017; Tel: 212-983-6900; Fax: 212-983-9210.

          "Event of Default" shall have the meaning set forth in the Debentures.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GEM" means GEM Advisors, Inc., with its registered address at 712 Fifth Avenue, 7th Floor, New York, NY 10019; Phone: 212-582-3400; Fax:
212-265-4035.

          "Indemnified  Party"  shall  have the  meaning  set  forth in  Section
4.16(b).



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          "Indemnifying  Party"shall  have the  meaning  set  forth  in  Section
4.16(b).

          "KGL" shall have the meaning set forth in Section 4.28.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

          "Limitations  on  Conversion"  shall  have the  meaning  set  forth in
Section 4.19.

          "Losses" shall have the meaning set forth in Section 4.16(a).

          "Material" shall mean having a financial consequence in excess of $100,000.

          "Material Adverse Effect" shall have the meaning set forth in Section 3.1(a).

          "Minimum Stock Price" shall have the meaning set forth in Section 5.1(h).

          "Minimum Stock Price Determination Date" shall have the meaning set forth in Section 5.1(h).

          "NASD" means the National Association of Securities Dealers, Inc.

          "Nasdaq" shall mean the Nasdaq Stock Market, Inc.(R)

          "OTCBB" shall mean the OTC Bulletin Board(R).

          "Per  Debenture  Consideration"  shall have the  meaning  set forth in
Section 2.2(a).

          "Per Share Market Value" of the Common Stock means on any particular date (a) the last sale price of shares of Common Stock on such date or, if no such sale takes place on such date, the last sale price on the most recent prior date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing bid price per share as reported by Nasdaq, or
(c) if the Common Stock is not then listed or admitted to trading on the Nasdaq, the closing bid price per share of the Common Stock on such date as reported on the OTCBB or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (d) if the Common Stock is not quoted on the OTCBB, the closing bid price for a share of Common Stock on such date in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (e) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 4(c) (iv) of the Debenture) selected in good faith by the holders of a majority of principal amount of outstanding Debentures; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

          "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Purchase Price" shall have the meaning set forth in Section 2.2(a).

          "Purchaser" and "Purchasers" shall have the meaning set forth in the introductory paragraph.

          "Required  Approvals"  shall  have the  meaning  set forth in  Section
3.1(f).

          "Securities Act" means the Securities Act of 1933, as amended.

          "Subsidiaries" shall have the meaning set forth in Section 3.1(a).

          "Termination Warrants" means the common stock purchase warrants issued to the Purchasers and/or their assigns, in the form annexed hereto as Exhibit J.

          "Trading Day" means (a) a day on which the Common Stock is quoted on Nasdaq, the OTCBB or the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on Nasdaq, the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

          "Transaction Documents" means this Agreement, the Registration Rights Agreement annexed hereto as Exhibit C, the Escrow Agreement annexed hereto as Exhibit E, the Power or Attorney annexed hereto as Exhibit F, and all other documents, instruments and writings required to have been delivered by the Company at the Execution Date pursuant to this Agreement.

          "Underlying Shares" means the shares of Common Stock into which the Debentures are convertible in accordance with the terms hereof and the Debenture.

          "Warrant" means the common stock purchase warrant issued to the Purchasers and/or their assigns, in the form annexed hereto as Exhibit B.

          "Warrant Escrow Shares" shall have the meaning as set forth in Section 2.2(c).

          "Warrant Shares" means the shares of Common Stock for which the Warrants can be exercised in accordance with the terms hereof and the Warrant.

                                   ARTICLE II
                       PURCHASE OF DEBENTURES AND WARRANTS

          Section 2.1. Execution of Documents; Delivery of Termination Warrants.

                  (a) As soon as practicable after the execution by all parties (the "Execution Date") of the Transaction Documents and the execution and delivery by the Company of the Termination Warrants, the Company shall, in accordance with the Registration Rights Agreement, file a duly completed registration statement on the appropriate form with the Commission to register the resale of the Underlying Shares and the Warrant Shares under the Securities Act.

                  (b) As consideration for entering into this Agreement, in the event this Agreement is terminated for any reason pursuant to Section 6.1 or
Section 6.3 herein, (i) the Company shall pay the Purchasers, within three (3) Business Days of the date of termination, an aggregate of One Hundred Thousand Dollars (US$100,000) in such allocation as set forth in Schedule 1, and (ii) the Purchasers shall retain the Termination Warrants and any and all rights and privileges thereunder without condition or obligation to the Company.

         Section 2.2.  Purchase of Debentures and Delivery of Warrants; Closing.

                  (a) Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to issue and sell to the Purchasers, and the Purchasers hereby agree to purchase from the Company on the Closing Date the amount of Debentures and the number of Warrants listed opposite each of the Purchasers' names on Schedule 1. The Debentures shall have the respective rights, preferences and privileges set forth in the form of Debenture annexed as Exhibit A, at a price per Debenture of One Thousand Dollars (US$1,000) (the "Per Debenture Consideration"). The Per Debenture Consideration multiplied by the number of Debentures to be purchased by the Purchasers hereunder is hereinafter referred to as the "Purchase Price". The total principal amount of Debentures to be purchased by the Purchasers and the total Purchase Price shall be Five Million Dollars (US$5,000,000). The Warrants shall have the respective terms and conditions as set forth in the form of Warrant annexed as Exhibit B.

                  (b) The closing of the purchase and sale of the Debentures and issuance of the Warrants (the "Closing") shall take place at the offices of the Escrow Agent no later than five (5) Business Days after the registration statement, in accordance with and subject to the Registration Rights Agreement annexed as Exhibit C, is granted effectiveness by the Commission, time being of the essence, unless the parties agree in writing to extend such date. The effective date of the Registration Statement (the "Effective Date") shall occur no later than one hundred-ninety (190) days after the Execution Date (unless such day is not a Business Day, then the next Business Day), unless all of the Purchasers agree in advance in writing to extend such 190 day period and set forth the new effective date deadline. The date of the Closing is hereinafter referred to as the "Closing Date".

                  (c) At the Closing, the Company shall deliver to the Escrow Agent the following:

                      (i)     original   and duly executed Debentures registered
                              in the names of the Purchasers in the amounts set forth in Schedule 1;

                      (ii) original and duly executed Warrants registered in the names of the Purchasers in the amounts proportionate to the principal amount of Debentures purchased by each Purchaser as set forth in Schedule 1;

                      (iii) The number of shares of duly issued Common Stock of the Company equal to four (4) times the number of shares of Common Stock otherwise issuable as if the Debentures were converted in their entirety on the Closing Date, in share denominations of ten thousand (10,000) shares registered in the name of each of the Purchasers in the amounts proportionate to the principal amount of Debentures purchased by each Purchaser set forth in Schedule 1 for use in the conversion of the Debentures (the "Debenture Escrow Shares");

                      (iv) The number of shares of duly issued Common Stock of the Company equal to four (4) times the number of shares of Common Stock otherwise issuable as if the Warrants were exercised in their entirety on the Closing Date in share denominations of ten thousand (10,000) shares registered in the name of each of the Purchasers in the amounts proportionate to the principal amount of Debentures purchased by each Purchaser set forth in Schedule 1 for use in the exercise of the Warrants (the "Warrant Escrow Shares");

                      (v) the legal opinion in substantially the form annexed hereto as Exhibit G, addressed to the Purchasers and dated the Closing Date from the Counsel for the Company;

                      (vi) a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying (i) that attached thereto is a true, correct and complete copy of
                              (A) the Company's Articles of Incorporation, as amended to the date thereof, (B) the Company's By-Laws, as amended to the date thereof, (C) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the issuance and sale of the Debentures, Warrants and the Underlying Shares and the appointment of the Attorney-in-Fact pursuant to Section 4.15 attached hereto as Exhibit F, and (D) a certificate of good standing from the Secretary of State of Colorado and (ii) the incumbency of officers executing this Agreement; and

                      (vii) all other documents, instruments and writings required to have been delivered or necessary at or prior to Closing by the Company pursuant to this Agreement.

                  (d) Upon receipt by the Escrow Agent of those items set forth above, the Purchasers shall deliver the following to the Escrow Agent:

                      (i) fifty percent (50%) of the Purchase Price as determined pursuant to this Section 2 in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Escrow Agent prior to the Closing;

                      (ii)    the Termination Warrants;

                      (iii) all documents, instruments, and writings required to have been delivered or necessary at or prior to Closing by the Purchasers pursuant to this Agreement; and

                      (iv) within one hundred twenty (120) days after the Closing Date, the remaining fifty percent (50%) of the Purchase Price as determined pursuant to this Section 2 in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Escrow Agent prior to the 120th day after the Closing Date.

                  (e) Upon receipt of all of the items set forth in subparagraphs (c) and (d)(i)-(iii) of this Section, the Escrow Agent shall deliver fifty percent (50%) of the Purchase Price less the fees set forth in
Section 4.28 and less the amount pursuant to Section 4.27, to the Company in accordance with its written instructions, and shall deliver the items set forth in subparagraph (c), with the exception of fifty percent (50%) of the Debentures and fifty percent (50%) of the Warrants, the Debenture Escrow Shares and Warrant Escrow Shares which shall be held in accordance with the terms of this Agreement, the Debenture and the Escrow Agreement, to the Purchasers. Upon the Escrow Agent's receipt of the remaining fifty percent (50%) of the Purchase

Price from the Purchasers in accordance with subparagraph (d)(iv) of this Section, the Escrow Agent shall deliver the remaining fifty percent (50%) of the Purchase Price to the Company in accordance with its written instructions, and shall deliver the remaining fifty percent (50%) of the Debentures and fifty percent (50%) of the Warrants to the Purchasers.




                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Section 3.1. Representations and Warranties of the Company. Except as previously disclosed to the Purchasers, the Company hereby represents and warrants to the Purchasers as follows, all of which survive Closing:

                  (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 3.1(a) (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, or (b) the Purchasers' rights under this Agreement, the Escrow Agreement, the Debenture and the Warrants (a "Material Adverse Effect").

                  (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (c) Capitalization. The authorized, issued and outstanding capital stock of the Company and each of the Subsidiaries is set forth in
Schedule 3.1(c). No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically set forth in Schedule 3.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of incorporation, bylaws or other charter documents or resolutions.

                  (d) Issuance of Debentures and Warrants. The Debentures and Warrants have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their terms. The Company has and at all times while the Debentures and Warrants are outstanding has and will continue to maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement, the Debentures and Warrants. When issued in accordance with the terms hereof and the Debentures and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable. There are not outstanding any equity or equity equivalent security substantially similar to the Debentures, including any security with a floating conversion price substantially similar to the Debentures.

                  (e) No Conflicts. Except as set forth in Schedule 3.1(e), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its or its Subsidiaries' articles of incorporation, resolutions or bylaws or (ii) be subject to obtaining the consents referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and State securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

                  (f) Consents and Approvals. Except as specifically set forth in Schedule 3.1(f), neither the Company nor any Subsidiary is required to obtain any consent, permit, waiver, authorization or order of, or make any filing or registration with, any court or other federal, State, local or other govern mental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than the applicable filings under State and federal securities laws (collectively, the "Required Approvals").

                  (g) Litigation; Proceedings. Except as specifically set forth in Schedule 3.1(g), there is no action, suit, notice of violation, proceeding, inquiry or investigation pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, State, county, local or foreign) which (i) relates to or challenges the legality, validity or timely enforceability of this Agreement or the Debentures and Warrants, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under this Agreement.

                  (h) No Default or Violation. Except as specifically set forth in Schedule 3.1(h), neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

                  (i) Certain Fees. No fees or commission will be payable by the Company to any investment banker, broker, placement agent or bank with respect to the consummation of the transactions contemplated hereby except as provided in Section 4.28.

                  (j) Disclosure Documents. The Disclosure Documents are accurate and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (k) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is current in its reporting requirements.

Each of the Purchasers acknowledge and agree that the Company makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 herein.

         Section 3.2. Representations and Warranties of the Purchasers. The Purchasers hereby represent and warrant to the Company as follows:

                  (a) Organization and Qualification. Each of the Purchasers is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) Authorization; Enforcement. Each of the Purchasers has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the purchase of the Debentures and the Warrants by the Purchasers hereunder have been duly authorized by all necessary action on the part of each of the Purchasers. This Agreement has been duly executed and delivered by each of the Purchasers or on its behalf and constitutes the valid and legally binding obligation of the Purchasers, enforceable against each of the Purchasers in accordance with its terms; except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and remedies or by other equitable principles of general application or similar laws relating to or affecting generally the enforcement of creditors' rights.

                  (c) Investment Intent. Each Purchaser is acquiring the Debentures, Warrants, Underlying Shares and the Warrant Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Debentures, Warrants, Underlying Shares or Warrant Shares or any part thereof or interest therein, without prejudice, however, to the Purchasers' right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Debentures, Warrants, Underlying Shares or Warrant Shares in compliance with applicable federal and State securities laws.

                  (d) Purchasers' Status. At the time each of the Purchasers was offered the Debentures and/or the Warrants, it was, and at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (e) Experience of Purchasers. Each of the Purchasers, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debentures, and has so evaluated the merits and risks of such investment.

                  (f) Ability of Purchaser to Bear Risk of Investment. Each of the Purchasers is able to bear the economic risk of an investment in the Debentures and, at the present time, is able to afford a complete loss of such investment.

                  (g) Prohibited Transactions. The Debentures to be purchased by each of the Purchasers are not being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

                  (h) Access to Information. Each of the Purchasers acknowledges receipt of the Disclosure Documents and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Debentures and the Warrants and the merits and risks of investing in the Debentures and the Warrants; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Debentures and the Warrants; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire which is necessary to make an informed investment decision with respect to the Debentures and the Warrants.

                  (i) Reliance. Each of the Purchasers understands and acknowledges that (i) the Debentures and the Warrants are being offered and sold, and the Underlying Shares and Warrant Shares are being offered, to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and each of the Purchasers hereby consents to such reliance.

                  (j) Corporate Domicile. Each of the Purchasers is a foreign corporation and has its residence or corporate domicile outside the United States.

                  (k) Current Funds. Purchasers have, and will have at Closing, readily available the current funds required to purchase the Debentures.

The Company acknowledges and agrees that each of the Purchasers makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 herein.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES

         Section 4.1. Manner of Offering. The Debentures and Warrants are being issued pursuant to Rule 506 of Regulation D of the Securities Act. The Debentures, Warrants, Underlying Shares and the Warrant Shares will bear restrictions on transfer, and will carry a restrictive legend with respect to the exemption from registration under the Securities Act. The transfer and resale of the Debentures, the Warrants and the Underlying Shares may be made only pursuant to registration under the Securities Act or an exemption from such registration.

          Section 4.2. Furnishing of Information. As long as each of the Purchasers owns Debentures, the Warrants, Underlying Shares or the Warrant Shares, the Company will furnish to it, promptly after they have been prepared all annual, quarterly reports and other reports and filings required by Section 13(a) or 15(d) of the Exchange Act.

         Section 4.3. Notice of Certain Events. The Company shall on a continuing basis (i) advise each of the Purchasers promptly after obtaining knowledge thereof, and, if requested by any of the Purchasers, confirm such advice in writing, of (A) the issuance by any State securities commission of any stop order suspending the qualification or exemption from qualification of the Debentures, the Warrants or the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any State securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made in the Disclosure Documents untrue or that requires the making of any additions to or changes in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Debentures, the Warrants or the Common Stock under any State securities or Blue Sky laws, and (iii) if at any time any State securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Debentures, the Warrants or the Common Stock under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         Section 4.4. Copies and Use of Disclosure Documents. The Company shall furnish each of the Purchasers, without charge, as many copies of the Disclosure Documents, and any amendments or supplements thereto, as each of the Purchasers may reasonably request. The Company consents to the use of the Disclosure Documents, and any amendments and supplements thereto, by each of the Purchasers in connection with resales of the Debentures, the Warrants, Underlying Shares or the Warrant Shares other than pursuant to an effective registration statement.

         Section 4.5. Modification to Disclosure Documents. If any event shall occur as a result of which, in the reasonable judgment of the Company or any of the Purchasers, it becomes necessary or advisable to amend or supplement the Disclosure Documents in order to make the statements therein, in the light of the circumstances at the time the Disclosure Documents were delivered to any of the Purchasers, not misleading, or if it is necessary to amend or supplement the Disclosure Documents to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to the Disclosure Documents (in form and substance reasonably satisfactory to both the Purchasers and Company) so that (i) as so amended or supplemented the Disclosure Documents will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to any of the Purchasers, not misleading and (ii) the Disclosure Documents will comply with applicable law.

         Section 4.6.   [Reserved].

         Section 4.7. Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Debentures, the Warrants, Underlying Shares, or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Debentures and the Warrants to the Purchasers.

         Section 4.8. Furnishing of Rule 144A Materials. The Company shall, for so long as any of the Debentures, the Warrants, Underlying Shares or Warrant Shares remain outstanding and during any period in which it is not subject to
Section 13 or 15(d) of the Exchange Act, make available to any registered holder of Debentures, the Warrants, Underlying Shares or Warrant Shares in connection with any sale thereof and any prospective purchaser of such Debentures, Warrants, Underlying Shares or Warrant Shares from such Person, the following information in accordance with Rule 144A(d)(4) under the Securities Act: a brief statement of the nature of the business of the Company and the products and services it offers and the Company's most recent audited balance sheet and profit and loss and retained earnings statements, and similar audited financial statements for such part of the two preceding fiscal years as the Company has been in operation.

          Section 4.9. Solicitation Materials. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Debentures, the Warrants, Underlying Shares or Warrant Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the Debentures, the Warrants, Underlying Shares or Warrant Shares by means of any form of general solicitation or advertising.

          Section 4.10. Subsequent Financial Statements. The Company shall furnish to the Purchasers, promptly after they are filed with the Commission, a copy of all financial statements for any period subsequent to the period covered by the financial statements included in the Disclosure Documents until the earlier of the full conversion of the Debentures or the Maturity Date of the Debentures.

         Section 4.11. Prohibition on Certain Actions. From the date hereof through the Closing Date, the Company shall not and shall cause the Subsidiaries not to, without the prior written consent of the Purchasers, (i) amend its Articles of Incorporation, bylaws or other charter documents so as to adversely affect any rights of the Purchasers; (ii) split, combine or reclassify its outstanding capital stock; (iii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock; (iv) redeem, repurchase or offer to repurchase or otherwise acquire shares of its Common Stock; or (v) enter into any agreement with respect to any of the foregoing.

         Section 4.12. Listing of Common Stock. The Company shall use its best efforts to maintain the quote for its Common Stock on the OTCBB (or listing on a national securities exchange or market on which the Common Stock is listed) during the period that the Debentures may be converted hereunder by the Purchasers or the Warrants may be exercised, and shall provide to the Purchasers evidence of such listing.

         Section 4.13 Escrow. The Company and the Purchasers agree to enter into, simultaneous with the execution of this Agreement, the escrow agreement attached hereto and made part hereof as Exhibit E (the "Escrow Agreement").

         Section 4.14. Conversion and Exercise Procedures and Maintenance of Escrowed Shares for Conversions and Exercises. Exhibit D attached hereto and made a part hereof sets forth the procedures with respect to the conversion of the Debentures and the exercise of the Warrants, including the forms of Notice of Conversion and Notice of Exercise to be provided upon conversion or exercise, instructions as to the procedures for conversion or exercise, the form of legal opinion, if necessary, that shall be rendered to the Company and such other information and instructions as may be reasonably necessary to enable any of the Purchasers to exercise its right of conversion or exercise smoothly and expeditiously. The Company agrees that, at any time the conversion price of the Debentures is such that the number of Debenture Escrow Shares is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Debentures given the then current conversion price (the "Full Conversion Shares"), upon ten (10) Business Days written notice of such circumstance to the Company by the Purchasers and/or Escrow Agent, it will issue additional share certificates in the names of each of the Purchasers in denominations of 10,000 shares, and deliver same to the Escrow Agent, such that the new number of Debenture Escrow Shares is equal to 200% of the Full Conversion Shares.

         Section 4.15 Attorney-in-Fact. To effectuate the terms and provisions of this Agreement, the Escrow Agreement, the Debenture and the Warrants, the Company hereby agrees to give a power of attorney as is evidenced by Exhibit F attached hereto. All acts done under such power of attorney are hereby ratified and approved and neither the Attorney-in-Fact nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law, as long as the Attorney-in-Fact is operating within the scope of the power of attorney and this Agreement and its exhibits. The power of attorney being coupled with an interest shall be irrevocable while any amount of the Debenture remains unpaid, any amount of the Warrants remain unexercised or any portion of this Agreement or the Escrow Agreement remains unsatisfied. In addition, the Company shall give the Attorney-in-Fact a corporate resolution executed by the Board of Directors of the Company which authorizes future issuances of the Underlying Shares for the Debentures, and which resolution states that it is irrevocable while any amount of the Debenture remains unpaid, any amount of the Warrants remain unexercised or any portion of this Agreement or the Escrow Agreement remains unsatisfied.

         Section 4.16  Indemnification.

                  (a)  Indemnification  by  the  Company.   The  Company  shall,
notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless GEM and each Purchaser, their respective officers, directors, agents and employees of each of them, each Person who controls GEM or each such Purchaser (within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to a breach or breaches of any representation, warrant, covenant or agreement by the Company under this Agreement, the other Transaction Documents, the Debentures or the Warrants.

                  (b) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

                  No right of indemnification under this Section 4.16 shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

                  (c) Contribution. If a claim for indemnification under Section 4.16(a) is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 4.16 would apply by its terms (other than by reason of exceptions provided in this Section 4.16(c)), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether there was a judicial determination that such Losses arise in part out of the negligence or bad faith of the Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or the Indemnified Party's breach of its obligations under this Agreement. The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

                  (d) Nonexclusive. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         Section 4.17 [Reserved].

         Section 4.18 Qualification of Common Stock and Related Matters. (a) The Company shall (i) advise each of the Purchasers promptly after obtaining knowledge thereof, and, if requested by any of the Purchasers, confirm such advice in writing, of the issuance by any State securities commission of any stop order suspending the qualification or exemption from qualification of the Debentures, the Warrants, the Underlying Shares or the Warrant Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any State securities commission or other regulatory authority, or (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Debentures, the Warrants, the Underlying Shares or Warrant Shares under any State securities or Blue Sky laws, and (iii) if at any time any State securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Debentures, the Warrants, the Underlying Shares, or Warrant Shares under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) The Company shall furnish each of the Purchasers, without charge, as many copies of the prospectus underlying the registration statement contemplated by the Registration Rights Agreement, and any amendments or supplements thereto, as such Purchaser may reasonably request. The Company consents to the use of such prospectus, and any amendments and supplements thereto, by any of the Purchasers in connection with resales of the Debentures, the Warrants, the Underlying Shares or Warrant Shares.

                  (c) In accordance with the Registration Rights Agreement annexed hereto as Exhibit C, the Company shall qualify the Underlying Shares and the Warrant Shares under the securities or Blue Sky laws of such jurisdictions as any of the Purchasers may reasonably request and shall continue such qualification at all times through the second anniversary of the last Closing Date; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

         Section 4.19 Purchasers' Ownership of Common Stock. In addition to and not in lieu of the limitations on conversion set forth in the Debentures, the conversion and exercise rights of each of the Purchasers set forth in the Debentures and the Warrants, as applicable, shall be limited, solely to the extent required, from time to time, such that, unless each of the Purchasers give written notice 75 days in advance to the Company of their intention to exceed the Limitation on Conversions as defined herein, with respect to all or a specified amount of the Debentures and the corresponding number of the Underlying Shares, in no instance shall the maximum number of shares of Common Stock which the Purchasers (singularly, together with any Persons who in the determination of such Purchasers, together with such Purchasers, constitute a group as defined in Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the Debentures, or exercise of the Warrants, exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion or exercise minus (ii) the number of shares of Common Stock of the Company then owned by any of the Purchasers (including any shares of Common Stock deemed beneficially owned due to ownership of the Debentures and Warrants) (the foregoing being herein referred to as the "Limitation on Conversion"); provided, however, that the Limitation on Conversion shall not apply to any forced or automatic conversion by the Company pursuant to Section 4(i) and Section 5 of the Debentures and, provided, further, that if ten (10) Business Days have elapsed since any of the Purchasers shall have declared an Event of Default (as that term is defined in the Debenture) and the Company shall not have cured such Event of Default, the provisions of this Section 4.19 shall be null and void from and after such date. The Company shall, promptly upon its receipt of a notice of conversion tendered by any of the Purchasers (or its sole designee) under the Debentures, as applicable, and upon its receipt of a notice of exercise under the terms of the Warrants, notify such Purchaser by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares which would be issuable to such Purchaser (or its sole designee, as the case may be) if the conversion requested in such notice of conversion or exercise requested in such notice of exercise were effected in full, whereupon, notwithstanding anything to the contrary set forth in the Debentures or the Warrants, such Purchaser may within one (1) Business Day of its receipt of the Company notice required by this Section 4.19 by facsimile revoke such conversion or exercise to the extent (in whole or in part) that it determines that such conversion or exercise would result in such Purchaser owning shares of Common Stock in excess of the Limitation on Conversion.

         Section 4.20 Purchasers' Rights if Trading in Common Stock is Suspended. In the event that at any time during the period when the Registration Statement is to remain effective under the Securities Act in accordance with the Registration Rights Agreement, trading in the shares of the Common Stock is suspended (and not reinstated within five (5) Trading Days) on such stock exchange or market upon which the Common Stock shall then be listed for trading (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information), or the Common Stock is deleted from the OTCBB (and not reinstated within five (5) Trading Days), then, at any of the Purchasers' option exercisable by written notice to the Company, the Company shall redeem, as applicable, all of the Debentures, Warrants, Underlying Shares and Warrant Shares owned by such Purchaser at an aggregate purchase price equal to the sum of:

                  (i) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this
Section 4.20, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, multiplied by (2) the aggregate number of Underlying Shares and Warrant Shares owned by such Purchaser;

                  (ii) the greater of (A) the outstanding principal amount and accrued and unpaid interest on the Debentures owned by such Purchaser and (B) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this Section 4.20, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, multiplied by (2) the aggregate number of Underlying Shares issuable upon the outstanding Debentures owned by the Purchaser;

                  (iii) the product of (A) the difference, but not below zero, between (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this Section 4.20, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, and (2) the then-current exercise price of the Warrant, multiplied by (B) the number of Warrant Shares issuable upon exercise of the Warrant owned by the Purchaser; and

                  (iv) interest on such amounts set forth in (i) - (iii) above accruing from the seventh (7th) day after such notice until the repurchase price under this Section 4.20 is paid in full, at the rate of fifteen percent (15%) per annum.

         Section 4.21 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of the Debentures, the Warrants, the Underlying Shares or the Warrant Shares otherwise required under this Agreement, the Debenture, the Warrant, or the Registration Rights Agreement would be prohibited by the relevant provisions of Colorado law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with Section 4.20.

         Section 4.22 Redemption Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any redemption of Debentures, the Warrants, Underlying Shares or the Warrant Shares otherwise required under this Agreement, the Debenture, the Warrant, or the Registration Rights Agreement would be prohibited in the absence of consent from any lender of the Company or any of the Subsidiaries, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after the redemption is required. Interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with
Section 4.20 until such consent is obtained.  Nothing  contained in this Section
4.22 shall be construed as a waiver by any of the Purchasers of any rights it may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

         Section 4.23 No Other Registration Rights. During the period commencing the date hereof and ending on the earlier to occur of (i) the one year anniversary of the Closing and (ii) the date the Registration Statement required to be filed by the Company in accordance with the Registration Rights Agreement is declared effective under the Securities Act by the Commission, the Company may not file any registration statement that provides for the registration of shares of Common Stock to be sold by other shareholders of the Company without the prior written consent of the Purchasers or their assigns. Such registration rights shall not apply to registration statements relating solely to (i) employee benefit plans notwithstanding the inclusion of a resale prospectus for securities received under such employee benefit plan, or (ii) business combinations.

         Section 4.24. Merger or Consolidation. Until the earlier of the full conversion of the Debentures or the Maturity Date of the Debentures (as that term is defined in the Debenture), the Company and each Subsidiary will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless (w) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person shall expressly assume by supplemental agreement all of the obligations of the Company under the Debentures and the Warrants and this Agreement; (x) immediately before and immediately after giving effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; (y) if the Company is not the surviving entity, such surviving entity's common shares shall be listed on either The New York Stock Exchange, American Stock Exchange, or Nasdaq National Market or Nasdaq SmallCap Market and
(z) the Company has delivered to the Purchasers an officers' certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with this Agreement, that the surviving Person agrees to be bound thereby and that all conditions precedent in this Agreement relating to such transactions have been satisfied.

         Section 4.25 Registration of Underlying Shares and Warrant Shares. Pursuant to the terms of the Registration Rights Agreement between the Company and the Purchasers, the Company shall cause the Underlying Shares and Warrant Shares to be registered under the Securities Act, and so long as any Debentures remain outstanding or any Warrants remain unexercised, the Company agrees to keep such registration current with the Commission and with such states of the United States as the Holders (as that term is defined in the Debenture) of the Debenture or Warrants shall reasonably request in writing. All costs and expenses of registration shall be borne by the Company.

          Section 4.26 Liquidated Damages. The Company understands and agrees that an Event of Default as contained in this Agreement, the Transaction Documents and/or the Debenture will result in substantial economic loss to the

Purchasers which will be extremely difficult to calculate with precision. Therefore, after the Closing, if for any reason the Company fails to cure any Event of Default within the time given to cure such Event of Default, if any, as compensation and liquidated damages for such default, and not as a penalty, the Company agrees to pay liquidated damages to the Purchasers in an amount equal to the two times (2x) the Purchase Price. The Company shall upon demand pay the Purchasers, such liquidated damages by wire transfer in immediately available funds to an account designated by the Purchasers. Nothing herein shall limit the right of any of the Purchasers to pursue actual damages (less the amount of any liquidated damages received pursuant to the foregoing) for the Company's failure to cure an Event of Default, consistent with the terms of this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE COMPANY'S OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

         Section 4.27 Use of Proceeds. At Closing, the Escrow Agent shall deduct from escrow the outstanding principal amount and the accrued and unpaid interest on that certain Demand Note dated the date of this Agreement in the original principal amount of One Hundred Thousand Dollars (US$100,000) and pay such funds to the payee thereof in satisfaction of the Demand Note.

         Section 4.28. Fees. The Company will pay the following fees and expenses in connection with this transaction: (a) US$9,500 to Kaplan Gottbetter & Levenson, LLP ("KGL") for document production fees, receipt of which is acknowledged, (b) $500 to KGL for expenses, receipt of which is acknowledged,
(c) US$5,000 to KGL as escrow agent fee, and (d) a commission to GEM equal to three percent (3%) of the Purchase Price paid by Turbo International Ltd. All fees and expenses will be paid at Closing and the Escrow Agent shall deduct such fees and expenses directly from escrow.

                                    ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

         Section 5.1. Conditions Precedent to Obligations of the Purchasers. The obligations of the Purchasers to close on the purchase of the Debentures are subject to the satisfaction or written waiver by the Purchasers, at or prior to the Closing, of each of the following conditions:

                  (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date);

                  (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

                  (c) No Material Adverse Effect. Since the date of the financial statements included in the Company's Disclosure Documents, no event which had a Material Adverse Effect shall have occurred which is not disclosed in the Disclosure Documents;

                  (d) No Prohibitions. The purchase of and payment for the Debentures and the Warrants (and upon conversion or exercise thereof, the Underlying Shares and the Warrant Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Purchasers to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Purchaser of the purchase of the Debentures, the Warrants, Underlying Shares or the Warrant Shares (provided, however, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement);

                  (e) No Suspensions of Trading in Common Stock. Trading in the Common Stock shall not have been suspended, delisted or otherwise ceased by the Commission or the NASD or other exchange or market on which the Common Stock is listed or quoted (and not reinstated within five (5) Trading Days) (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

                  (f) Required Approvals. All Required Approvals shall have been obtained;

                  (g) Registration Statement. The Commission shall have declared the registration statement, prepared and filed in accordance with and subject to the Registration Rights Agreement annexed hereto as Exhibit C, effective within one hundred-ninety (190) days after the Execution Date (unless such date is not a Business Day, then the next Business Day).

                  (h) Minimum Stock Price. The average Per Share Market Value of the Common Stock for the thirty (30) Trading Days (which thirtieth (30th) Trading Day shall be the Trading Day immediately prior to the day the Commission declared the registration statement (prepared and filed in accordance with and subject to the Registration Rights Agreement annexed hereto as Exhibit C) effective (the "Minimum Stock Price Determination Date")), shall be at least One Dollar (US$1.00) ("Minimum Stock Price"). The Minimum Stock Price shall be appropriately adjusted to give effect each time that, prior to the Closing, (i) the Company's Common Stock shall be subdivided or split into a greater number of shares or combined into a fewer number of shares, or (ii) a dividend in Common Stock shall be paid in respect of Common Stock.

         Section 5.2. Conditions Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Debentures hereunder is subject to the satisfaction or written waiver by the Company, at or to the Closing, of each of the following conditions:

                  (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of the Purchasers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date);

                  (b) Performance by the Purchasers. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

                  (c) No Prohibitions. The sale of the Debentures and Warrants (and upon conversion or exercise thereof, the Underlying Shares or Warrant Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Company to any penalty, or in its reasonable judgment, any other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Company of the sale of Debentures Warrants, Underlying Shares or Warrant Shares to the Purchasers (provided, however, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement).

                                   ARTICLE VI
                                   TERMINATION

         Section 6.1. Termination by the Company or the Purchasers. This Agreement may be terminated prior to Closing by the Company or Purchasers, by giving written notice of such termination to the other party as follows:

                  (a) there shall be in effect any statute, rule, law or regulation that prohibits the consummation of the Closing or if the consummation of the Closing would violate any non-appealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction; or

                  (b) there shall have been an amendment to Regulation D or an interpretive release promulgated or issued thereunder, which, in the reasonable judgment of the terminating party, would materially adversely affect the transactions contemplated hereby.

         Section 6.2. Termination by the Company. This Agreement may be terminated prior to Closing by the Company, by giving written notice of such termination to the Purchasers, if any of the Purchasers have materially breached any representation, warranty, covenant or agreement contained in this Agreement or the Registration Rights Agreement and such breach is not cured within ten
(10) Business Days following receipt by such Purchaser of notice of such breach and the other Purchasers decline to be substituted for the breaching Purchaser's investment.

         Section 6.3. Termination by the Purchasers. This Agreement may be terminated prior to Closing by the Purchasers, by giving written notice of such termination to the Company, if:

                  (a) the Closing shall not have occurred by 5:30 Eastern Time one hundred-ninety (190) days after the Execution Date (unless such day is not a Business Day, then the next Business Day);

                  (b) the Company has breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within ten (10) Business Days following receipt by the Company of notice of such breach;

                  (c) there has occurred an event since the date of the financial statements included in the Disclosure Documents which has had a Material Adverse Effect and which is not disclosed in the Disclosure Documents; or

                  (d) trading in the Common Stock has been suspended, delisted, or otherwise ceased by the Commission or the NASD or other exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company) and not reinstated within five (5) Trading Days.

                                   ARTICLE VII
                      LEGAL FEES AND DEFAULT INTEREST RATE

         In the event any Party commences legal action to enforce its rights under this Agreement, the Debentures, the Warrants or the Escrow Agreement, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights. In the event of an uncured Default by any party hereunder, interest shall accrue on all unpaid amounts due the aggrieved party at the rate of 15% per annum, compounded annually.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.1. Fees and Expenses. Except as set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay the fees of the Escrow Agent and all stamp and other taxes and duties levied in connection with the issuance of the Debentures and Warrants (and upon conversion or exercise thereof, the Underlying Shares and Warrant Shares) pursuant hereto. Each of the Purchasers shall be responsible for its own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay (i) all costs, expenses, fees and all taxes incident to and in connection with: (A) the preparation, printing and distribution of the Registration Statement and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the issuance and delivery of the Debentures and Warrants and, upon conversion or exercise thereof, the Underlying Shares and the Warrant Shares, (C) the exemption from registration of the Debentures and Warrants and, upon conversion or exercise thereof, the Underlying Shares and Warrant Shares for offer and sale to the Purchasers under the securities or Blue Sky laws of the applicable jurisdiction,
(D) furnishing such copies of the Registration Statement and all amendments and supplements thereto, as may reasonably be requested for use in connection with resales of the Debentures and Warrants and, upon conversion or exercise thereof, the Underlying Shares and the Warrant Shares, and (E) the preparation of certificates for the Debentures and Warrants and, upon conversion or exercise thereof, the Underlying Shares and Warrant Shares (including, without limitation, printing and engraving thereof), (ii) all fees and expenses of the counsel and accountants of the Company and (iii) all expenses and listing fees on securities exchanges, if any.

         Section 8.2. Entire Agreement; Amendments. This Agreement, together with the Exhibits, Annexes and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

         Section 8.3. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been made upon facsimile transmission (with transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:        INVU, Inc.
                                            The Beren,
                                            Blisworth Hill Farm
                                            Stoke Road
                                            Blisworth
                                            North-hampton, NNZ 3DB
                                            Attn: David Morgan
                                            Tel: 011 44 1604 859893
                                            Fax: 011 44 1604 859902

                  With copies to:           Jenkens & Gilchrist, P.C.
                                            1445 Ross Avenue, Suite 3200
                                            Dallas, TX 75202-2799
                                            Attn: Mark D. Wigder, Esq.
                                            Tel: (214) 855-4326
                                            Fax: (214) 855-4300

                  If to the Purchasers:     See Schedule 1 - Schedule of
                                            Purchasers (attached hereto)

                  With copies to:           Kaplan Gottbetter & Levenson, LLP
                                            630 Third Avenue
                                            New York, NY 10017-6705
                                            Attn: Adam S. Gottbetter, Esq.
                                            Tel: (212) 983-6900
                                            Fax: (212) 983-9210

                  If to Escrow Agent:       Kaplan Gottbetter & Levenson, LLP
                                            630 Third Avenue
                                            New York, NY 10017-6705
                                            Attn: Adam S. Gottbetter, Esq.
                                            Tel: (212) 983-6900
                                            Fax: (212) 983-9210

or such other address as may be designated in writing hereafter, in the same manner, by such person.

         Section 8.5. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 8.6. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 8.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         Section 8.8. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 8.9. Governing Law; Venue; Service of Process. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, the enforcement of the amount of interest to be charged on the outstanding principal amount of the Debentures and as to all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits shall be exclusively brought in the State and/or federal courts in the State and County of New York. Service of process in any action by Purchasers to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

         Section 8.10. Survival. The representations and warranties of the Company and the Purchasers contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article VIII shall survive the Closing (or any earlier termination of this Agreement).

         Section 8.11. Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         Section 8.12. Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, unless counsel for the disclosing party deems such public statement to be required by applicable federal and/or State securities laws.

         Section 8.13. Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         Section 8.14. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including the recovery of damages, all parties shall be entitled to specific performance of the obligations under this Agreement and its exhibits, as well as equitable relief, including but not limited to preliminary, temporary and permanent injunctive relief. Each of the Company and the Purchasers agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. As to any equitable remedies pursued by Purchasers, Purchasers shall not be obligated, and the Company hereby waives any requirements, to post any bond or undertaking in connection with any application for temporary, preliminary or permanent injunctive relief. Notwithstanding anything herein to the contrary, in the event the liquidated damages provisions of Section 4.26 is fully enforced and collected, specific performance shall not be available to the Purchasers.

                           [ SIGNATURE PAGE FOLLOWS ]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

                                    Company:

                                    INVU, INC.



                                    By:
                                       -----------------------------------
                                    Name:  David Morgan
                                    Title: President


                                    Purchasers:

                                    GEM GLOBAL YIELD FUND LIMITED



                                    By:
                                       ------------------------------------
                                    Name:
                                    Title:

                                    TURBO INTERNATIONAL LTD.



                                    By:
                                       ------------------------------------
                                    Name:
                                    Title:


                                   SCHEDULE 1

                                           Full Amount of            Number of Termination        Termination
                                           Debentures to be          Warrant Shares               Amount
Name and Address of Purchaser              Purchased                 Exercisable


GEM Global Yield Fund Limited              US$4,500,000              450,000                      US$90,000
Loughran & Co.
38 Hertford St.
London W1Y 7TG
Tel: 44.171.355.2051
Fax: 44.171.355.4975

Turbo International Ltd.                   US$500,000                50,000                       US$10,000
50 Shirley Street
P.O. Box N 7755
Nassau, Bahamas
Tel: 242.326.5528
Fax: 242.328.2935



Insert all Schedules from Agreement with relevant information, even if the substance is "none"

                                    EXHIBIT A

                                    DEBENTURE

                                    EXHIBIT B

                                     WARRANT

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D

                       Conversion and Exercise Procedures

1. At any time, and from time to time during the term of this Agreement, any Purchaser may deliver to the Escrow Agent written notice (a "Notice of Conversion" or "Notice of Exercise") that it has elected to convert the Debentures or exercise the Warrants, registered in the names of such Purchaser, in whole or in part, in accordance with the terms of the Debenture or Warrants, and the Notice of Conversion to be in the form annexed as Exhibit G , and the Notice of Exercise to be in the form annexed as Exhibit H hereto. A fee of $350 shall accompany every Notice of Conversion or Notice of Exercise delivered to the Escrow Agent.

2. Holder shall send by fax the executed Holder Notice of Conversion or Notice of Exercise to the Escrow Agent by 4:00 p.m. New York Time on the date of the Conversion or Exercise. The Escrow Agent shall send the Holder Notice of Conversion or Notice of Exercise by facsimile to the Company by the end of the Business Day.

3. The Company shall have two (2) Business Days from the transmission of the Notice of Conversion by the Escrow Agent to object only to the calculation of the number of Debenture Escrow Shares and Warrant Escrow Shares (collectively the "Escrow Shares") to be released. If the Company fails to object to the calculation of the number of Escrow Shares to be released within said time, then the Company shall be deemed to have waived any objections to the calculation of the number of Escrow Shares set forth in the Purchaser's Notice and directed Escrow Agent to release same. The Company's only basis for any objection hereunder shall be to the calculation of the number of Escrow Shares to be released. In the event of such an objection, the Parties shall have one (1) Business Day to agree on the number of Escrow Shares to be released pursuant to said Conversion. In the event that the Parties cannot agree on the number of Escrow Shares to be released in said time, then the Company shall commence a legal action in the appropriate State or federal court in the State and County of New York, within five (5) Business Days of the transmittal of the Notice of Conversion by the Escrow Agent to the Company. If the Company does not commence such legal action within said five (5) Business Days, the Escrow Agent shall release the number of shares stated in the Notice of Conversion to the Purchaser and the Company's objection shall be deemed withdrawn and waived with prejudice. If the Escrow Agent does not receive said objection notice within the time period set forth above from the Company, the Escrow Agent shall release from escrow and deliver to the Purchaser certificates or instruments representing the number of Escrow Shares issuable to the Purchaser in accordance with such conversion on the second Business Day from the transmittal to the Company of the Notice of Conversion. In the event that the certificates evidencing the Escrow Shares held by the Escrow Agent are not in denominations appropriate for such delivery to the Purchaser, the Escrow Agent shall request the Company to cause its transfer agent and registrar to reissue certificates in smaller denominations. The Escrow Agent shall, however, immediately release to the Purchaser certificates representing such lesser number of shares as the denominations in its possession will allow that is closest to but no more than the actual number to be released to the Purchaser. Upon receipt of the reissued shares in lesser denominations from the Company's transfer agent, the Escrow Agent shall release to the Purchaser the balance of the shares due to the Purchaser.

4. Holder shall send the original Debenture and Holder Notice of Conversion to the Escrow Agent via FedEx or other commercial overnight courier, along with a fee of $350, with instructions regarding names and amount of certificates for the issuance of the Underlying Shares, and instructions as to the re-issuance of the balance of the Debentures, if conversion is not in full. However, if the Escrow Agent is holding the Debenture, the Notice of Conversion may be faxed to the Escrow Agent and the fee may be transmitted via wire transfer. In the event that the Escrow Agent has custody of the Debenture, the Escrow Agent shall notify the Company and the Holder in writing of the balance of the Debenture remaining and the Company and the Holder shall acknowledge such notice in writing, in lieu of a new Debenture being issued for the balance.

4. Company will issue the new Debentures (if any) and will send such new Debentures by overnight courier within five (5) Business Days to the Escrow Agent. The Escrow Agent shall send the Common Shares to the Holder in accordance with Holder's instructions within two (2) Business Days of receipt of the Notice of Conversion and will send the new Debentures (if any) to the Holder upon receipt.

5. The Escrow Agent agrees to notify in writing by facsimile the Company each time it releases Escrow Shares to the Purchaser. Until any such release and notification to the Company, the Escrow Shares shall not be deemed to be validly issued and outstanding shares of capital stock of the Company. Such notification shall be given when the Escrow Agent delivers the Notice of Conversion to the Company.

6. Upon receipt of a Notice of Exercise for the Warrants, the Warrants and exercise price for the Warrants, the Escrow Agent shall notify the Company of the exercise of the Warrants pursuant to paragraph 2. Within two (2) Business Days of the receipt of the Notice of Exercise, the Escrow Agent shall wire the exercise price to the Company pursuant to the instructions provided by the Company and shall release the Warrant Shares to the Holder. The Escrow Agent shall return the original Warrants to the Company for cancellation, or re-issuance for the balance if applicable. The Company will issue the new Warrants (if any) and will send such new Warrants by overnight courier within five
          (5) Business Days to the Escrow Agent.

7. The Company agrees that, at any time the conversion price of the Debentures is such that the number of Debenture Escrow Shares is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Debentures given the then current conversion price (the "Full Conversion Shares"), upon five (5) days written notice of such circumstance to the Company by the Purchaser and/or Escrow Agent, it will issue additional share certificates, in the names of each of the Purchaser, and deliver same to the Escrow Agent, such that the new number of Debenture Escrow Shares is equal to 200% of the Full Conversion Shares.

                                    EXHIBIT E

                                ESCROW AGREEMENT

                                    EXHIBIT F

                                POWER OF ATTORNEY

                                    EXHIBIT G

                                 OPINION LETTER

                                    EXHIBIT H

                            FORM NOTICE OF CONVERSION

                                    EXHIBIT I

                             FORM NOTICE OF EXERCISE

                                    EXHIBIT J

                               TERMINATION WARRANT